Exhibit 10.2

SECOND AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

OF REFORMATION INC.

Dated as of [●], 2026

TABLE OF CONTENTS

i

Exhibit A	Option Holders

Annex A	Form of Joinder Agreement

ii

REFORMATION INC.
STOCKHOLDERS AGREEMENT

This SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT is dated as of [●], 2026, by and among (i) Reformation Inc., a Delaware corporation (the “Company”), (ii) Refo SCSp, a société en commandite spéciale organized under Luxembourg law (together with its Permitted Transferees, the “Permira Stockholder”), (iii) the Aflalo Family Trust, established U/T/A dated November 8, 2018, as amended (together with its Permitted Transferees, the “AFT Stockholder”), (iv) the parties set forth on Exhibit A that have received shares of the Company’s Common Stock (as defined below) upon the exercise or other settlement of Options (as defined below) (each an “Option Holder” and together, the “Option Holders”) and (v) each other party, if any, that from time to time becomes party hereto by executing a Joinder Agreement and its Permitted Transferees (as defined herein) (collectively, the “Other Stockholders” and each, an “Other Stockholder”).

The parties listed in (i) through (v) above, collectively, the “Parties” and each, a “Party.” The parties listed in (ii) through (v) above, collectively, the “Stockholders” and each, a “Stockholder.”

RECITALS

WHEREAS, the Company and certain of the Stockholders are party to the Stockholders Agreement, dated as of August 26, 2019, as amended and restated on April 11, 2025 (as so amended, the “Original Agreement”);

WHEREAS, the Company intends to effect the Initial Public Offering (as defined below), which offering constitutes an IPO under the terms of the Original Agreement rendering certain provisions of the Original Agreement no longer applicable; and

WHEREAS, the Parties hereto believe that it is in the best interests of the Company and the Stockholders to enter into this Agreement to (i) set forth herein their agreements on certain matters relating to the governance of the Company and the rights and obligations of the Stockholders following the Initial Public Offering and (ii) in accordance with and pursuant to Section 22 of the Original Agreement, amend and restate the Original Agreement as set forth herein, including to eliminate those provisions of the Original Agreement that are terminating as a result of the Initial Public Offering.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree to amend and restate the Original Agreement in its entirety as follows:

Section 1
EFFECTIVENESS; DEFINITIONS

Section 1.1             Effective Time. This Agreement will become effective as of immediately prior to the Form 8-A Effective Time (the “Effective Time”) and will supersede and result in the termination of the Original Agreement as of the Effective Time.

Section 1.2            Definitions. The following terms have the following meanings when used herein:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “Controlling” and “Controlled”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise), and “Affiliated” shall have a meaning correlative to the foregoing.

“AFT Stockholder” has the meaning set forth in the preamble hereto.

“AFT Stockholder Director Nominee” has the meaning set forth in Section 3.1(b)(i)(2).

“Aggregate AFT Stockholder Ownership” means the total number of Shares owned, in the aggregate and without duplication, by the AFT Stockholder as of the date of such calculation.

“Aggregate Permira Ownership” means the total number of Shares owned, in the aggregate and without duplication, by the Permira Stockholder as of the date of such calculation.

“Agreement” means this Amended and Restated Stockholders Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Audit Committee” has the meaning set forth in Section 3.2(a).

“Authorized Recipients” has the meaning set forth in Section 4.3(a).

“Board” means the board of directors of the Company as the same shall be constituted from time to time.

“Bylaws” means the Amended and Restated Bylaws of the Company, as in effect on the date of completion of the Initial Public Offering and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Initial Public Offering and as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Agreement.

“Change of Control Transaction” means a transaction or series of related transactions (whether by merger, consolidation, recapitalization, liquidation or sale or transfer of Common Stock or assets (including equity securities of Subsidiaries) or otherwise) as a result of which any Person or group, other than the Permira Stockholder and any of its affiliates and controlled entities, within the meaning of Section 13(d)(3) of the Exchange Act obtains ownership, directly or indirectly, of (i) Shares that represent more than fifty percent (50%) of the total voting power of the voting securities of the Company or any applicable successor entity, including the right to appoint, or cause the appointment of, more than fifty percent (50%) members of the board of directors (or similar governing body), or (ii) all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis.

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“Chief Executive Officer” means the chief executive officer of the Company.

“Common Stock” means the Company’s common stock, par value $0.0001 per share, and shall also include any common stock of the Company hereafter authorized and any capital stock of the Company of any other class hereafter authorized which does not have a preference as to dividends or distribution of assets in liquidation over any other class of capital stock of the Company.

“Company” has the meaning set forth in the preamble hereto.

“Compensation Committee” has the meaning set forth in Section 3.2(a).

“Confidential Information” has the meaning set forth in Section 4.3(a).

“Controlled Entity” means any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise controlled by the Company.

“Convertible Securities” means any evidence of indebtedness, shares of stock (other than Common Stock) or other securities which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Covered Indemnitee” has the meaning set forth in Section 3.4.

“Effective Time” has the meaning set forth in Section 1.1.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor act, and the rules and regulations promulgated thereunder.

“Form 8-A Effective Time” means the date and time on which the registration statement on Form 8-A filed by the Company under the Exchange Act with the SEC to register the Common Stock becomes effective.

“Fund Indemnitor” has the meaning set forth in Section 3.4.

“Governance Documents” means, with respect to any Person, the articles and/or memorandum of association, certificate of incorporation, certificate of organization, bylaws, partnership agreement, limited liability company agreement, operating agreement, certificate of formation, certificate of limited partnership and/or other organizational or governing documents of such Person.

“Governmental Authority” means any (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) U.S. and other federal, state, local, municipal, foreign, supranational or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

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“Indemnification Agreements” means the indemnification agreements between the Company and each Company director, in each case as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Indemnification Sources” has the meaning set forth in Section 3.4(c).

“Indemnitee” has the meaning set forth in Section 3.4(a).

“Indemnitee-Related Entities” means any exempted company, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company or any Controlled Entity or the insurer under and pursuant to an insurance policy of the Company or any Controlled Entity) from which an Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company or any Controlled Entity may also have an indemnification or advancement obligation to the Indemnitee.

“Independent Director” means a director who qualifies, as of the date of such director’s election or appointment to the Board (or any committee thereof) and as of any other date on which the determination is being made, (i) as an “independent director” under the applicable rules and regulations of the Stock Exchange, as determined by the Board or (ii) as an “Independent Director” under Rule 10A-3 under the Exchange Act and any corresponding requirement of the Stock Exchange rules and regulations for audit committee members, as well as any other requirement of the U.S. securities laws that is then applicable to the Company, as determined by the Board.

“Information” means the books and records of the Company and information relating to the Company and its properties, operations, financial condition and affairs.

“Initial Public Offering” means the initial Public Offering pursuant to the registration statement on Form S-1 (SEC File No. 333-297039) filed with the SEC on June 25, 2026.

“Joinder Agreement” means a joinder agreement substantially in the form of Annex A attached hereto or such other form as may be agreed by the Company.

“Jointly Indemnifiable Claim” shall be broadly construed and shall include, without limitation, any Losses for which the Indemnitee shall be entitled to indemnification or advancement of expenses from both (i) the Company and/or any Controlled Entity pursuant to the Indemnification Sources, on the one hand, and (ii) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, the Laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the Governance Documents of any Indemnitee-Related Entity, on the other hand.

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“Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority.

“Losses” has the meaning set forth in Section 3.4(a).

“Necessary Action” means (i) with respect to the Company or any Stockholder and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and are within such party to this Agreement’s control, and in the case of any action that requires a vote or other action on the part of the Board subject to the satisfaction by the Company’s directors of their fiduciary duties in connection with such vote or action) necessary to cause such result, including (a) calling meetings of stockholders, (b) assisting in preparing or furnishing forms of ballots, proxies, consents or similar instruments, if applicable, in each case, with respect to shares of Common Stock, and facilitating the collection or processing of such ballots, proxies, consents, or instruments, (c) executing agreements and instruments, (d) making, or causing to be made, with any government, governmental department or agency, or political subdivision thereof, all filings, registrations, or similar actions that are required to achieve such result and (e) nominating or appointing, or taking steps to cause the nomination or appointment of, certain Persons (including to fill vacancies) and providing the highest level of support for the election or appointment of such Persons to the Board or any committee thereof, including in connection with the annual or special meeting of stockholders of the Company, and (ii) with respect to a Stockholder and a specified result, (a) attending, in person or by proxy, all meetings of the stockholders of the Company and (b) voting or providing a written consent or proxy, if applicable in each case, with respect to shares of Common Stock held by such Stockholder, in each case, in favor of such result.

“Nominating Committee” has the meaning set forth in Section 3.2(a).

“Option Holders” has the meaning set forth in the preamble hereto.

“Options” means any options to purchase Shares granted to eligible individuals under the Company’s 2019 Stock Option Plan on the terms set forth therein and in the individual award agreements issued pursuant thereto.

“Original Agreement” has the meaning set forth in the recitals hereto.

“Other Stockholders” has the meaning set forth in the preamble hereto.

“Parties” has the meaning set forth in the preamble hereto.

“Permira Director Nominee” has the meaning set forth in Section 3.1(b)(i)(1).

“Permira Stockholder” has the meaning set forth in the preamble hereto.

“Permitted Transferee” means, with respect to a Stockholder, any Person to whom such Stockholder Transfers its Shares in accordance with the terms of this Agreement.

“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, cooperative or association or other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity, or a government or any agency or political subdivision thereof.

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“Principal Stockholder” means the Permira Stockholder or the AFT Stockholder, and “Principal Stockholders” means collectively the Permira Stockholder and the AFT Stockholder.

“Principal Stockholder Director Nominee” has the meaning set forth in Section 3.1(b)(i)(2).

“Public Offering” means the completion of an underwritten offering of Common Stock pursuant to a registration statement which has become effective under the Securities Act, in which some or all of the Common Stock shall be listed and traded on a national exchange.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among the Company and certain of the Stockholders party thereto, as it may be amended restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Representatives” means, with respect to any Person, each Affiliate of such Person and each adviser to such Person or Affiliate and each of their respective directors, managers, officers, principals, employees, professional advisers, attorneys, financial advisors, consultants, accountants, members, stockholders, general and limited partners (actual and potential), controlling persons, investment committee, agents and other representatives.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, or any successor act, and the rules and regulations promulgated thereunder.

“Shares” means (i) any and all shares of Common Stock and all other equity securities of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and Convertible Securities or other rights to acquire such shares and (ii) any equity securities issued or issuable directly or indirectly with respect to the shares referred to in clause (i) above by way of equity distribution or equity split or in connection with a combination of equity, recapitalization, merger, consolidation, reorganization or other transaction.

“Stock Exchange” means the New York Stock Exchange or other national securities exchange or interdealer quotation system on which the Common Stock is at any time listed or quoted.

“Stockholder” has the meaning set forth in the preamble hereto.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar function at the time directly or indirectly owned by such Person.

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“Transfer” or “Transferred” means a transfer, sale, assignment, donation, contribution, pledge, encumbrance, hypothecation or other disposition by a Person (the “Transferring Person”) of a legal, economic or beneficial interest in another Person, whether directly or indirectly, voluntarily or involuntarily, including pursuant to the creation of a derivative security, the grant of an option or other right, by operation of Law or by any disposition of an interest in any direct or indirect investor in such Transferring Person.

“Transferee” means a Person to whom a Transfer is made.

Section 1.3            Interpretation.

(a)           Unless the context clearly requires otherwise, the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b)           The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(c)           References herein to a specific Section or Annex shall refer, respectively, to Sections or Annexes of this Agreement, unless the express context otherwise requires.

(d)           Whenever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation,” unless clearly indicated otherwise.

(e)           The headings and titles in this Agreement are included for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

(f)            In the event of any inconsistency between the provisions of this Agreement and the provisions of the Governance Documents of the Company, this Agreement will prevail.

(g)           The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Furthermore, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting Party has no application to the Parties and is expressly waived by each Party.

Section 2
GENERAL PROVISIONS

Section 2.1            Organizational Documents. Each Stockholder agrees with the Company to take, and the Company agrees to take, any and all actions within its power to cause the organizational documents of the Company to reflect or incorporate the terms of this Agreement to the extent consistent with applicable Law and the Stock Exchange rules and regulations, so as to effectuate and preserve the intent of the Parties as set out herein and the Company shall not take any action that would cause the organizational documents of the Company to be inconsistent with the terms of this Agreement.

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Section 2.2            Applicable Law. The Parties acknowledge that in certain instances a provision of this Agreement may not be enforceable or that its enforceability may be limited by applicable Law. Nevertheless, the Parties agree that they intend to be bound by the terms of this Agreement and, if any provision is held to be unenforceable, the Parties agree to use their reasonable efforts to implement an alternative enforceable mechanism that would effect, as closely as possible, the intent of the Parties as reflected in, or provided by, the unenforceable provision.

Section 3
GOVERNANCE

Section 3.1            Board Representation.

(a)           Size. On and after the Effective Time, the Board shall consist of eight (8) directors; provided, that the Board shall further increase the number of Independent Directors to the extent necessary to comply with applicable law and the Stock Exchange rules and regulations, or as otherwise agreed by the Board, subject to the rights of the Permira Stockholder under Section 4.1(e).

(b)           Composition.

(i)           The Company agrees with each Stockholder, severally and not jointly, that it shall take all Necessary Action to include in the slate of nominees recommended by the Company for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected a number of individuals as follows:

(1)           For so long as the Aggregate Permira Ownership continues to be, and unless waived by the Permira Stockholder in its sole discretion, (A) at least thirty percent (30%) of the aggregate number of shares of Common Stock then issued and outstanding, the Permira Stockholder shall be entitled to nominate up to four (4) directors; (B) less than thirty percent (30%) but at least twenty percent (20%) of the aggregate number of shares of Common Stock then issued and outstanding, the Permira Stockholder shall be entitled to nominate up to three (3) directors; (C) less than twenty percent (20%) but at least ten percent (10%) of the aggregate number of shares of Common Stock then issued and outstanding, the Permira Stockholder shall be entitled to nominate up to two (2) directors; and (D) less than ten percent (10%) but greater than or equal to five percent (5%) of the aggregate number of shares of Common Stock then issued and outstanding, the Permira Stockholder shall be entitled to nominate one (1) director; provided that the total number of directors nominated as Permira Director Nominees at any such annual meeting or special meeting shall not result in the Permira Stockholder having more than the specified number of Permira Director Nominees, if elected, or then serving as directors than the specified number of directors in each of clause (A), (B), (C) or (D) above, as applicable. Each director so nominated or serving as a director may be referred to as a “Permira Director Nominee.”

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(2)           For so long as the Aggregate AFT Stockholder Ownership continues to be, and unless waived by the AFT Stockholder in its sole discretion, at least five percent (5%) of the aggregate number of shares of Common Stock then issued and outstanding, the AFT Stockholder shall be entitled to nominate Yael Aflalo (the “AFT Stockholder Director Nominee”) as a director. The AFT Stockholder Director Nominee, together with the Permira Director Nominees, are referred to as the “Principal Stockholder Director Nominees.”

(ii)           At and following the date upon which the Aggregate Permira Ownership is less than twenty percent (20%) of the aggregate number of shares of Common Stock then issued and outstanding, the directors will be divided into three (3) classes of directors, with each class serving for staggered three (3)-year terms. Subject to the Certificate of Incorporation and the Bylaws, in the event that the Permira Stockholder has the right to nominate one or more directors for membership on the Board pursuant to Section 3.1(b)(i)(1), such Permira Director Nominee(s) may be nominated as a Class I, a Class II or a Class III director, as determined by the Permira Stockholder following consultation with the Company and following such consultation, the Company and the Permira Stockholder shall take all Necessary Action to effect such determination.

(iii)         Notwithstanding anything to the contrary contained in this Section 3.1(b), no party shall have the right to nominate any director, and the Company shall not be required to take any action to cause any such person to be nominated, if and to the extent such nominee would result, assuming all such nominees are elected as members of the Board, in a number of directors nominated by such party to exceed the number of directors that such party is then entitled to nominate for membership on the Board pursuant to this Section 3.1(b). Further, it is understood that the failure of the Stockholders to elect any Permira Director Nominee or AFT Stockholder Director Nominee shall not affect the right of the Permira Stockholder or the AFT Stockholder, as applicable, to designate the Permira Director Nominees or the AFT Stockholder Director Nominee, as the case may be, for election pursuant to this Section 3.1(b) in connection with any future election of directors.

(c)           Removal; Vacancies.

(i)            The Permira Stockholder or the AFT Stockholder, as applicable, may request to remove their respective nominee(s) from the Board by sending written notice to the Company’s Secretary stating the name of the respective nominee to be removed from the Board and, upon such receipt of such notice by the Company’s Secretary, the Company and the Stockholders shall take all Necessary Action to effect such removal.

(ii)           The Permira Stockholder or the AFT Stockholder, as applicable, shall have the exclusive right to designate a director to fill any vacancy created by reason of death, removal, or resignation of their respective nominee(s) to the Board (and the Company shall take all Necessary Action to elect or appoint the person designated by the applicable party to fill any such vacancy). Notwithstanding anything to the contrary contained in this Section 3.1(c), no party shall have the right to designate a replacement director to fill any vacancy, and the Company shall not be required to take any action to cause any such vacancy to be filled, if and to the extent that the appointment of a designee by a party to the Board would result in a number of directors nominated or designated by such party and then serving on the Board exceeding the number of directors that such party is then entitled to nominate for membership on the Board pursuant to this Agreement.

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(iii)         If the number of directors that the Permira Stockholder or the AFT Stockholder, as applicable, are entitled to nominate is reduced or eliminated pursuant to the terms of Section 3.1(b)(i)(1) or Section 3.1(b)(i)(2), respectively, then the Permira Stockholder or the AFT Stockholder, as applicable, shall, upon written request from the Company, take all Necessary Action to cause the number of directors for which the Permira Stockholder or AFT Stockholder, as applicable, cease to have the right to designate to serve as directors to tender such director’s resignation from the Board and any board or other similar governing body of any Subsidiary of the Company, including all committees thereof, to the Nominating Committee; provided that, such resignation will be effective at the Company’s next annual meeting of stockholders and any such resignation shall be subject to delay at the request of the Board.

(iv)         If the Principal Stockholders are not entitled to fill such vacant director position(s), such vacant director position(s) shall be filled by the Board, after considering the recommendation of the Nominating Committee.

(d)           Chairperson. Except as otherwise provided in the Certificate of Incorporation, the chairperson of the Board shall be elected by the Board, who shall have the powers and perform such duties as provided in the Bylaws and as the Board may from time to time prescribe. The initial chairperson shall be Joyn Coyle.

Section 3.2            Committees of the Board.

(a)           In accordance with the Certificate of Incorporation and Bylaws, (a) the Board shall establish and maintain committees of the Board for (x) Audit (the “Audit Committee”), (y) Compensation (the “Compensation Committee”) and (z) Nominating and Corporate Governance (the “Nominating Committee”), and (b) the Board may from time to time by resolution establish and maintain other committees of the Board. The Company shall take all Necessary Action to cause the composition of the committees to comply with the requirements of this Section 3.2.

(b)           Subject to applicable Law and the Stock Exchange rules and regulations, and subject to requisite independence requirements applicable to such committee, for so long as the Aggregate Permira Ownership continues to be at least five percent (5%) of the aggregate number of shares of Common Stock then issued and outstanding, and unless waived by the Permira Stockholder in its sole discretion, the Permira Stockholder has the right to designate:

(i)           one Permira Director Nominee to serve on the Audit Committee, the Compensation Committee and the Nominating Committee; and

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(ii)           one Permira Director Nominee to serve on any other committee that the Board may from time to time by resolution establish and maintain; provided, that a special committee may exclude a Permira Director Nominee if (1) no such director is eligible to serve on such special committee due to the Stock Exchange rules and regulations or (2) the primary purpose of such special committee is to review, assess and/or approve a transaction in which the Permira Stockholder has a material or direct interest and (A) having such Permira Director Nominee appointed on such committee would constitute a conflict of interest, or (B) the Board otherwise determines that including such director(s) on such committee would be inconsistent with the directors’ fiduciary duties, in each case as determined by a majority of the Independent Directors in their reasonable good faith discretion.

Section 3.3            Quorum and Acts of the Board.

(a)           At all duly called meetings of the Board or any of its committees, the attendance of a majority of the total number of the members of the Board or any such committee, which must include at least one Permira Director Nominee, shall each be required to constitute a quorum for the transaction of business at the applicable Board or committee meeting. If a quorum shall not be present at any meeting of the Board or any of its committees, the members of the Board or such committee present or represented thereat may adjourn the meeting from time to time.

(b)           Each member shall be entitled to one (1) vote at any meeting of the Board or any of its committees. Action of the Board or any of its committees shall require, at a duly called meeting with an established quorum, the approval of a majority of the members of Board in attendance.

Section 3.4            Indemnification.

(a)           To the fullest extent permitted by applicable Law, the Company shall, and shall cause its Subsidiaries to, indemnify, pay, protect and hold harmless each Stockholder and its Representatives (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including all reasonable costs and expenses of attorneys and the defense, appeal and settlement of any and all suits, actions or proceedings instituted or threatened against any Indemnitee) and all costs of investigation in connection therewith (collectively, “Losses”) which may be imposed on, incurred by, or asserted against the Indemnitee in connection with, or in any way relating to or arising out of, or alleged to relate to or arise out of (i) any action or inaction on the part of the Indemnitee when acting as a representative of the Company or any of its Subsidiaries in any capacity, including as a member of a Board or committee thereof or as a member of any other board of directors or other governing body or committee thereof of the Company or any of its Subsidiaries, (ii) any actual or alleged fiduciary or similar duties owed to the Company or any of its Subsidiaries arising from an Indemnitees’ control or ability to influence the Company or any of its Subsidiaries or (iii) any Public Offering, including the Initial Public Offering (in each case, other than any such Losses by a Stockholder as a result of a breach of this Agreement without prejudice to any other remedy a Stockholder may have as a result of such breach, Losses which are finally determined by a competent court (after all appeals have been heard or waived) to have resulted from such Indemnitee’s fraud, gross negligence or willful misconduct or Losses resulting from a decrease in such Indemnitees’ investment in the Company). The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such party may have under any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. In any action, suit or proceeding against any Indemnitee relating to or arising out of, or alleged to relate or to arise out of, any such action or non-action, or any Public Offering, the Indemnitee shall have the right jointly to employ, at the expense of the Company, counsel of the Indemnitee’s choice, which counsel shall be reasonably satisfactory to the Company, in such action, suit or proceeding. If joint counsel is so retained, an Indemnitee may nonetheless employ separate counsel, but at such Indemnitee’s own expense (it being understood that such expense shall not be considered an indemnifiable Loss). Upon the request of the Indemnitee, the Company shall, and shall cause its Subsidiaries to, advance the costs, expenses and disbursements for which the Indemnitee would be entitled to indemnification under the terms of this Section 3.4 (subject to the Indemnitee providing an undertaking to repay such advances if it is ultimately determined that such Indemnitee is not entitled to indemnification). If an Indemnitee is determined by a court, tribunal or other relevant body to have committed fraud or to have acted with gross negligence or to have been guilty of willful misconduct, the Indemnitee shall reimburse all the expenses paid by the Company on its behalf under this clause (a).

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(b)           The indemnification rights contained in this Section 3.4 will be cumulative and in addition to any and all other rights, remedies and recourse to which an Indemnitee, its heirs, successors, assignees and administrators are entitled. The indemnification provided in this Section 3.4 will inure to the benefit of the heirs, successors, assignees and administrators of each of the Indemnitees.

(c)           The Company hereby acknowledges and agrees that it shall, and to the extent applicable shall cause each of its Subsidiaries to, be fully and primarily responsible for the payment to the Indemnitee in respect of Losses in connection with any Jointly Indemnifiable Claim, pursuant to and in accordance with (as applicable) the terms of (i) applicable Law, (ii) the Governance Documents of the Company or any of its Subsidiaries, (iii) this Agreement, (iv) the Registration Rights Agreement, (v) any Indemnification Agreement, (vi) any other agreement between the Company or any of its Subsidiaries on the one hand and the Indemnitee on the other hand pursuant to which the Indemnitee is indemnified, and/or (vii) the Laws of the jurisdiction of incorporation or organization of the Company or any of its Subsidiaries (clauses (i) through (vii) collectively, the “Indemnification Sources”), irrespective of any right of advancement or recovery the Indemnitee may have from any Indemnitee-Related Entities. Under no circumstance shall the Company or any of its Subsidiaries be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company or any Subsidiary under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Claim, (x) the Company shall, and to the extent applicable, shall cause its Subsidiaries to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (y) to the extent not previously and fully reimbursed by the Company and its Subsidiaries pursuant to clause (x) above, the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the Company or its Subsidiaries, as applicable, and (z) the Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights.

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(d)           The indemnity provided by this Section 3.4 shall in no event cover damages or indemnifiable expenses to the extent they are actually paid or reimbursed by or under any applicable insurance policy or arrangement carried by or on behalf of or in favor of an Indemnitee.

(e)           Except as set forth in the last two sentences of Section 3.4(a), under no circumstances will any Indemnitee be liable for or have any obligation to satisfy any indemnification claim made hereunder.

Section 3.5            Directors’ and Officers’ Insurance. The Company will purchase and maintain at its expense insurance in an amount determined in good faith by the Board to be appropriate, on behalf of any person who prior to or after the Effective Time is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any direct or indirect Subsidiary of the Company, against any expense, liability or loss asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, subject to customary exclusions. The Company hereby acknowledges that any director, officer or other indemnified person covered by any such indemnity insurance policy (any such Person, a “Covered Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Permira Stockholder and certain of its Affiliates (the “Fund Indemnitor”). The Company hereby agrees that (i) the Company shall be the indemnitor of first resort (i.e., its obligations to a Covered Indemnitee shall be primary and any obligation of the Fund Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Covered Indemnitee shall be secondary) and (ii) the Company irrevocably waives, relinquishes and releases the Fund Indemnitor from any and all claims against the Fund Indemnitor for contribution, subrogation or any other recovery of any kind in respect thereof, except in the case of conduct by a Covered Indemnitee where such Covered Indemnitee is not otherwise entitled to indemnification from the Company under Section 3.4 or any other indemnification agreement with the Company. The Company further agrees that no advancement or payment by the Fund Indemnitor on behalf of a Covered Indemnitee with respect to any claim for which such Covered Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitor shall have a right of contribution and/or shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Covered Indemnitee against the Company. The provisions of this Section 3.4 will survive any termination of this Agreement. The Fund Indemnitor or insurer thereof not a party to this Agreement is an express third party beneficiary of this Section 3.4, and is entitled to enforce this Section 3.4 according to its terms to the same extent as if such Fund Indemnitor or insurer thereof were a party hereto.

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Section 4
RIGHTS AND OBLIGATIONS OF STOCKHOLDERS

Section 4.1            Actions Requiring Approval of the Permira Stockholder. Except as otherwise required by Law and in addition to any approval by the Stockholders of the Company or the Board’s approval (or the approval of the required governing body of any Subsidiary of the Company), so long as the Aggregate Permira Ownership continues to be at least five percent (5%) of the aggregate number of shares of Common Stock then issued and outstanding, the Company agrees with the Permira Stockholder that the following actions by the Company or any of its Subsidiaries shall require the prior written consent of the Permira Stockholder:

(a)           Entering into or effecting a Change of Control Transaction.

(b)           Directly or indirectly, entering into or effecting any transaction or series of related transactions involving, or entering into any agreement providing for, (i) the purchase, lease, license, exchange or other acquisition by the Company or its Subsidiaries of any assets and/or equity securities for consideration having a fair market value (as reasonably determined by the Board) in excess of $25,000,000 and/or (ii) the sale, lease, license, exchange or other disposal by the Company or its Subsidiaries of any assets and/or equity securities having a fair market value or for consideration having a fair market value (in each case as reasonably determined by the Board) in excess of $25,000,000; in each case, other than transactions solely between or among the Company and one or more of its direct or indirect wholly-owned Subsidiaries.

(c)           Incurring (or extending the maturity of) any indebtedness for borrowed money, assuming, guaranteeing, endorsing or otherwise as an accommodation becoming responsible for the obligations of any other Person (other than the Company or any of its Subsidiaries), or entering into (or extending the maturity of) any agreement under which the Company or any Subsidiary may incur indebtedness for borrowed money in the future, in each case in an aggregate principal amount in excess of $100,000,000 in any transaction or series of related transactions and other than a drawdown of amounts committed (including under a revolving facility) under a debt agreement that previously received the prior written consent of the Permira Stockholder or that was entered into on or prior to the date hereof.

(d)           Terminating the employment of the Chief Executive Officer of the Company or hiring a new Chief Executive Officer of the Company.

(e)           Increasing or decreasing the size of the Board.

(f)           Incurring or committing to incur gross capital expenditures in excess of $25,000,000.

(g)           Amending or modifying the Certificate of Incorporation or Bylaw.

Section 4.2            Lock-Up. The AFT Stockholder and each of the Option Holders party hereto from time to time hereby agree (i) not to Transfer any Common Stock of the Company owned or hereafter acquired for a period of one hundred eighty (180) days after the date of the final prospectus relating to the Public Offering and (ii) to execute and deliver a “lock-up agreement” or such other agreements as may be reasonably requested by the Company or its underwriter which are consistent with the foregoing or which are necessary to give further effect thereto (a “Lock-Up Agreement”). The Company may impose stop-transfer instructions with respect to the shares of Common Stock subject to the foregoing restriction until the end of the applicable period.

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Section 4.3            Confidential Information.

(a)           Each Stockholder agrees to hold in strict confidence all Information furnished to it, the terms of this Agreement and any other matters relating to the transaction contemplated by the Agreement or the discussions among the Parties in relation thereto (collectively, “Confidential Information”) and to procure that its Affiliates hold in strict confidence the Confidential Information. Subject to applicable Law, a Stockholder may disclose any Confidential Information to (i) any of its Representatives and (ii) any Affiliate of such Stockholder (other than portfolio companies); provided that such Stockholder shall be responsible for the compliance of such Representatives and Affiliates with this Section 4.3 or such Representatives and Affiliates shall have entered into a confidentiality undertaking for the benefit of the Company to hold any such information in strict confidence in accordance with this Section 4.3 (clauses (i) and (ii) collectively, “Authorized Recipients”). Confidential Information shall not include any information that (a) is or becomes generally available to the public other than as a result of an unauthorized disclosure by such Stockholder or its Authorized Recipient, (b) is or becomes available to a Stockholder or any of its Authorized Recipients on a non-confidential basis from a third party source (other than any other Stockholder or its Representatives or any Person described in clause (i) above), which source (after reasonable inquiry) is not bound by a duty of confidentiality to any other Party hereto or their respective Representatives or (c) is independently developed by any Stockholder without the benefit of any other Confidential Information. If any Stockholder or any of its Authorized Recipients is required by Law or any legal or judicial process to disclose any Confidential Information, such Stockholder shall as promptly as reasonably practicable notify the Company of such requirement so that the Company may, in consultation with the applicable Stockholders to the extent practicable under the circumstances, at its own expense, oppose such requirement or seek a protective order and request confidential treatment thereof. If such Stockholder or such Authorized Recipient is nonetheless required to disclose any such Confidential Information, such Stockholder or Authorized Recipient may disclose only such portion of such Confidential Information that is legally required to be disclosed without liability hereunder. Notwithstanding the foregoing, a Stockholder and its Authorized Recipients may disclose Confidential Information, and need not provide notice to the Company or any other Party hereto, in connection with a proceeding (including audits or examinations by any regulatory authority or self-regulatory organization) in the ordinary course of such Stockholder’s or its Authorized Recipients’ business (including in response to oral questions, interrogatories or requests for information or documents) involving such Stockholder or such Authorized Recipients that does not specifically target the Company or another Party hereto, so long as the Stockholder or its Authorized Recipients has exercised reasonable efforts to indicate to such regulatory authority or self-regulatory organization that the information should be accorded confidential treatment.

(b)           Notwithstanding anything contained in this Agreement to the contrary, a Stockholder may disclose Confidential Information in connection with any proposed Transfer of Shares by such Stockholder; provided that such Transfer is permitted by this Agreement, and the relevant Transferee shall enter into a confidentiality agreement with the Company to hold any such information in strict confidence and to not use such information for any purpose other than such Transfer and specifying the Company and each of the Stockholders shall be entitled to enforce such confidentiality agreement. In addition, each of the Stockholders may make customary disclosures of Confidential Information regarding their investment in the Company to current, prospective, direct or indirect limited partners of such Stockholder or its affiliated private equity funds who are subject to customary confidentiality obligations to such Stockholder or its affiliated private equity fund.

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(c)           The Parties hereby acknowledge that the Principal Stockholder Director Nominees will be entitled to share with such Principal Stockholder (and its Affiliates (other than portfolio companies) and their respective Representatives) any Information received by such Principal Stockholder Director Nominee in his or her capacity as such except to the extent that such information has been designated by the Company as attorney-client, work product or similar privilege with respect to which the Company has determined in good faith, based on advice of counsel, that the disclosure of such information to the Principal Stockholders would be reasonably likely to jeopardize attorney-client privilege or other similar privilege protected under applicable Law (otherwise benefiting the Company or any of its Subsidiaries) without the prior consent of the Company, or such disclosure would be inconsistent with such Person’s fiduciary duties to the Company and its Stockholders or with applicable Law. Each Principal Stockholder shall be responsible for any breach of the terms of this Section 4.3 by it or its employees or other Representatives. With respect to each Principal Stockholder, the consent to share non-public information concerning the Company with individuals employed by, and other Representatives of, such Principal Stockholder pursuant to this Section 4.3 shall terminate upon the date that such Principal Stockholder no longer has the right to nominate any Principal Stockholder Director Nominees to the Board hereunder, and the confidentiality obligation of such Principal Stockholder pursuant to this Section 4.3 shall terminate upon the second anniversary of such date (and survive any termination of this Agreement prior to such date). Each Principal Stockholder shall, and shall cause such Affiliates and their respective Representatives to, treat any such Information received from its Principal Stockholder Director Nominee(s) as Confidential Information in accordance with this Section 4.3.

Section 5
GENERAL PROVISIONS

Section 5.1            Further Assurances. The Parties will sign such further documents or instruments, cause such further meetings to be held, vote in favor of and adopt such resolutions, furnish non-confidential information and copies of non-confidential documents, and do and perform and cause to be done such further acts and things as may be necessary in order to give full effect to this Agreement and the transactions contemplated by this Agreement.

Section 5.2            Authority; Effect. Each Party hereto represents and warrants to and agrees with each other Party hereto that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such Party and do not violate any agreement or other instrument applicable to such Party or by which such Party’s assets are bound and (b) this Agreement constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except to the extent that the enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the Parties hereto, or to constitute any of such Parties as members of a joint venture or other association.

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Section 5.3            Amendment and Waiver.

(a)           Except as otherwise provided herein, this Agreement may be amended, supplemented or otherwise modified, or any provision hereof may be waived, by a written instrument executed by the Company and the Permira Stockholder; provided that, in the event the Principal Stockholders no longer hold any Shares, this Agreement may be amended, supplemented or otherwise modified, or any provision hereof may be waived with the written consent of the Company and the Stockholders holding a majority of the voting power of the outstanding Shares; and provided, further, that any amendment, modification, supplement or waiver that by its express terms has a disproportionate and adverse effect on the rights, obligation, powers or interests of the AFT Stockholder hereunder relative to the rights hereunder of all other Stockholders (including the Permira Stockholder (or any of its Affiliates or any other Person to which the Permira Stockholder or one of its Affiliates Transfers its Common Stock)), shall require the AFT Stockholder’s prior written consent. Notwithstanding the foregoing, the Company may, subject to the terms of this Agreement, from time to time add additional holders of Common Stock as parties to this Agreement with the consent of the Permira Stockholder and without consent or additional signatures of the other Stockholders (and amend and/or restate the Agreement, including any exhibits or annexes hereto, solely to reflect such additional holders and the terms applicable to them), and upon the Company’s receipt of such additional holder’s executed signature pages hereto or a Joinder Agreement, such additional holders shall be deemed to be a party hereto and such additional signature pages shall be a part of this Agreement.

(b)           No waiver by any Party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the Party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, will be deemed to constitute a waiver by the Party taking such action of compliance with any covenants or agreements contained herein. The waiver by any Party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach. Any failure by any Party at any time to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provision or another provision hereof.

Section 5.4            Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, and their respective successors and permitted assigns. Except as otherwise expressly provided herein, no Stockholder party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the Company and the Permira Stockholder, and any attempted assignment or delegation in violation of the foregoing will be null and void; provided, however, that the Permira Stockholder and the AFT Stockholder shall, at any time and without the consent of any other Party hereto, have the right to assign all or part of its rights and obligations under this Agreement to one or more of its Affiliates, so long as such Affiliate remains an Affiliate of the Permira Stockholder or the AFT Stockholder, as applicable, and such Affiliate agrees in writing to be bound by the provisions of this Agreement and executes and delivers to the Company a Joinder Agreement.

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Section 5.5            Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including email or similar writing) and shall be given to the Company and the Permira Stockholder at the addresses set forth below and to any Other Stockholder at the address indicated below its name on the signature pages hereto, or such other address or email as such Party may hereinafter specify for the purpose to the Party giving such notice. Each such notice, request or other communication shall be effective (a) if given by email, upon obtaining electronic delivery confirmation (other than automatically generated confirmations), (b) if given by overnight courier or express mail service, when delivery is confirmed, or (c) if given by any other means, when delivered at the address specified in this Section 5.5. In each case, notice shall be sent to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to the Company:

Reformation Inc.
5801 S. 2nd Street
Vernon, CA 90058
Attention: Hali Borenstein
Email:      [***]

With a copy to (which shall not constitute notice):

[***]

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West, 395 9th Avenue
New York, NY 10001
Attention: Allison R. Schneirov
Laura Kaufmann
Email: [***]
[***]

if to the Permira Stockholder:

Refo SCSp
488, route de Longwy
L-1940 Luxembourg
Attention: [***]
Email: [***]

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with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West, 395 9th Avenue
New York, NY 10001
Attention: Allison R. Schneirov
Laura Kaufmann
Email: [***]
[***]

if to the AFT Stockholder:

Aflalo Family Trust, established U/T/A dated November 8, 2018, as amended

[***]
Attention: Yael Aflalo

[***]
Email: [***]

[***]

with a copy to (which shall not constitute notice):

Sheppard, Mullin, Richter & Hampton LLP
321 North Clark Street, 31st Floor
Chicago, IL 60654
Attention: Saul Rostamian
Alexander Schwartz
Email: [***]
[***]

Section 5.6            Third Parties. Except as otherwise expressly provided herein, this Agreement does not create any rights, claims or benefits inuring to any Person that is not a Party hereto nor does it create or establish any third party beneficiary hereto.

Section 5.7            Governing Law. This Agreement, including the validity hereof and the rights and obligations of the Parties hereunder, all amendments and supplements hereto and the transactions contemplated hereby, and all actions or proceedings arising out of or relating to this Agreement, of any nature whatsoever, shall be construed in accordance with and governed by the domestic substantive laws of the State of Delaware without giving effect to any choice of law or conflicts of law provision or rule that might otherwise cause the application of the domestic substantive laws of any other jurisdiction.

Section 5.8            Submission to Jurisdiction. Each of the Parties hereto (i) consents to submit itself to the exclusive personal jurisdiction and venue of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware) with respect to any suit (whether at law, in equity, in contract, in tort or otherwise) relating to or arising out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not, directly or indirectly, attempt to defeat or deny such personal jurisdiction or venue by motion or otherwise, (iii) agrees that it will not, and it will cause its Affiliates not to, bring or support any such suit in any court other than such courts of the State of Delaware, as described above, (iv) irrevocably agrees that any such suit (whether at law, in equity, in contract, in tort or otherwise) shall be heard and determined exclusively in such courts of the State of Delaware, as described above, (v) agrees to service of process in any such action in any manner prescribed by the Laws of the State of Delaware and (vi) agrees that service of process upon such Party in any action or proceeding shall be effective if notice is given in accordance with Section 5.5 herein.

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Section 5.9            WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH STOCKHOLDER WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY STOCKHOLDER OR THE COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. The Company or any Stockholder may file an original counterpart or a copy of this Section 5.9 with any court as written evidence of the consent of the Stockholders to the waiver of their rights to trial by jury.

Section 5.10           Fiduciary Duties; Exculpation Clause. To the maximum extent permitted by Law, none of the Stockholders shall have a fiduciary or similar duty to the other Stockholders or their respective Affiliates or funds managed, advised or Controlled by any such Person, to the Company or any of its Subsidiaries or to any shareholder, creditor, employee or other stakeholder of the Company or its Subsidiaries, and each Stockholder hereby waives any claim relating to a breach of fiduciary or similar duty any Stockholder has or may have in connection with any action or inaction by such Stockholder. The foregoing shall not be deemed to limit the obligations of the Stockholders under this Agreement.

Section 5.11           Several Obligations. Except as expressly provided otherwise in the Agreement, the obligations of each of the Parties under this Agreement shall be several and not joint.

Section 5.12           Entire Agreement. This Agreement and the annex hereto, together with the Registration Rights Agreement, represent the entire understanding and agreement of the Parties and supersede all prior agreements, understandings and arrangements (whether written or oral) among the Parties with respect to the subject matter hereof and thereof. Notwithstanding the foregoing, no rights or obligations of any Party that accrued prior to the effectiveness of this Agreement shall be deemed to be affected as a result of the effectiveness of this Agreement. Each Party acknowledges that it has not made or relied on any representation or warranty other than those specifically set forth herein.

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Section 5.13           Titles and Headings. The headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

Section 5.14           Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions, it being intended that all rights and obligations of the Parties hereunder shall be enforceable to the fullest extent permitted by law.

Section 5.15           Counterparts. This Agreement may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement. A facsimile or electronic signature will be considered due execution and will be binding upon the signatory thereof with the same force and effect as if the signature were an original.

Section 5.16           Aggregation of Securities. All securities owned or acquired by a Stockholder and its Affiliates shall be aggregated together for purposes of determining the rights or obligations of a Stockholder, or application of any restrictions to a Stockholder, or reference to its securities under this Agreement, in each instance in which such right, obligation or restriction is determined by any ownership threshold.

Section 5.17           Remedies. Each Party hereto shall be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each Party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

Section 5.18           Termination.

(a)           This Agreement shall terminate on the date that (i) neither Principal Stockholder is entitled to nominate at least one director pursuant to the terms of Section 3.1(b)(i)(1) or Section 3.1(b)(i)(2), respectively, and (ii) there are no longer any Principal Stockholder Director Nominees on the Board.

(b)           Subject to Section 5.18(c), the rights and obligations of an Option Holder under this Agreement shall terminate upon the expiration of any Lock-Up Agreement.

(c)           No expiration or termination of this Agreement or any part hereof will relieve any Person of liability for a breach at or prior to such expiration or termination.

(d)           The effectiveness of this Agreement is expressly conditioned upon the occurrence of the Effective Time and if the Initial Public Offering of the Company is terminated, withdrawn or otherwise abandoned prior to the Effective Time then this Agreement may be terminated by the Permira Stockholder and the Original Agreement shall remain in full force and effect.

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Section 5.19           Independent Nature of Stockholders’ Obligations and Rights. Each Stockholder and the Company agrees that the arrangements contemplated by this Agreement are not intended to constitute the formation of a “group” (as defined in Section 13(d)(3) of the Exchange Act). Each Stockholder agrees that, for purposes of determining beneficial ownership of such Stockholder, it shall disclaim any beneficial ownership by virtue of this Agreement of the Shares owned by the other Stockholders (other than, in the case of the Permira Stockholder, as amongst the Stockholders within such defined group as further set forth in Section 5.16), and the Company agrees to recognize such disclaimer in its Exchange Act and Securities Act reports. The obligations of each Stockholder under this Agreement are several and not joint with the obligations of any other Stockholder, and no Stockholder shall be responsible in any way for the performance of the obligations of any other Stockholder under this Agreement. Nothing contained herein, and no action taken by any Stockholder pursuant hereto, shall be deemed to constitute the Stockholders as, and the Company acknowledges that the Stockholders do not so constitute, a partnership, an association, a joint venture, or any other kind of group or entity, or create a presumption that the Stockholders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Stockholders are not acting in concert or as a group, and the Company shall not assert any such claim, in each case, with respect to such obligations or the transactions contemplated by this Agreement. The decision of each Stockholder to enter into this Agreement has been made by such Stockholder independently of any other Stockholder. Each Stockholder acknowledges that no other Stockholder has acted as agent for such Stockholder in connection with such Stockholder making its investment in the Company and that no other Stockholder will be acting as agent of such Stockholder in connection with monitoring such Stockholder’s investment in the Shares or enforcing its rights under this Agreement. The Company and each Stockholder confirms that each Stockholder has had the opportunity to independently participate with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Stockholder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Stockholder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the rights and obligations contemplated hereby was solely in the control of the Company, not the action or decision of any Stockholder, and was done solely for the convenience of the Company and its Subsidiaries and not because the Company was required to do so by any Stockholder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Stockholder, solely, and not between the Company and the Stockholders collectively and not between and among the Stockholders.

[Signature pages follow]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

REFORMATION INC.

By:
Name:
Title:

PERMIRA STOCKHOLDER

Refo SCSp

By:
Name:
Title:

AFT STOCKHOLDER

Aflalo Family Trust, established U/T/A dated November 8, 2018, as amended

By:
Name: Yael Aflalo
Title: Trustee